----------------------------------------------------------------------------------------------------------------
                                        AMERIKING, INC.
                                       CALCULATION OF EPS
----------------------------------------------------------------------------------------------------------------

                                                                             Dec. 26, 2000 to   Dec. 28, 1999 to
                                                                               Dec. 31, 2001      Dec. 25, 2000
                                                                             ----------------   ----------------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                        (51,131,000)       (18,952,000)
Earnings available to stockholders
Dividends
  Preferred Stock                                                                 (659,000)          (621,000)
  Senior Preferred Stock                                                        (7,011,000)        (6,026,000)
Amortization of issuance costs                                                    (119,000)          (119,000)
                                                                               -----------        -----------
Income (loss) befor extraordinary item available to common stockholders        (58,920,000)       (25,718,000)
Extraordinary item - loss from early extinguishment of debt (net of taxes)      (2,914,000)               --
                                                                               -----------        -----------
Income (loss) available to common stockholders                                 (61,834,000)       (25,718,000)

Weighted average number of common shares                                           902,992            902,992
Dilutive effect of options and warrants                                                --                 --
                                                                               -----------        -----------
Weighted average number of common shares outstanding - basic                       902,992            902,992

Net income (loss) per common share before extraordinary item - basic                (65.25)            (28.48)
Extraordinary item - basic                                                           (3.23)               --
                                                                               -----------        -----------
Net income (loss) per common share - basic                                          (68.48)            (28.48)

Net income (loss) per common share before extraordinary item - diluted              (65.25)            (28.48)
Extraordinary item - diluted                                                         (3.23)               --
                                                                               -----------        -----------
Net income (loss) per common share - diluted                                        (68.48)            (28.48)

Weighted average number of common shares basic:
  Original shares                                                                  863,290            863,290
  Option shares                                                                      9,702              9,702
  Warrant shares                                                                       --                 --
  Common stock units                                                                30,000             30,000
                                                                               -----------        -----------
  Total                                                                            902,992            902,992

Weighted average number of common shares - diluted
  Original shares                                                                  863,290            863,290
  Option shares                                                                      9,702              9,702
  Warrant shares                                                                       --                 --
  Common stock units                                                                30,000             30,000
                                                                               -----------        -----------
  Total                                                                            902,992            902,992
